UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 8, 2015

IFAN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178788	33-1222494
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5694 Mission Center Road, Suite 602-660,

San Diego, CA, 92108-4312

(Address of principal executive offices)

Phone: (619) 537-9998

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 8, 2015, the Board of Directors of the Company appointed Mr. John De Puy as a Director of the Company.

The following sets forth biographical information for Mr. Matveev Anton is set forth below:

John De Puy, Age 83, Since 1993, Mr. De Puy has been the founder and President of OakTree Ventures, a financial services firm that specializes in capital formation. Mr. De Puy’s business background includes more than 25 years as an entrepreneur, CEO, management consultant and civic leader. He has been instrumental in investing in and advising more than 600 technology companies.  John has also authored three books on aspects of entrepreneurial leadership.  John completed the advanced management program at the Wharton School of Business at the University of Pennsylvania.  He is a member Wharton Alumni Club, Los Angeles Ventures Association, Southern California Software Council, San Diego Software and Internet Council, and Association for Corporate Growth.  He has also served as President and Chairman of the Board of USA Volleyball and is listed in Who’s Who in Leading Americans.  As a Director of IFAN, he will advise the Company on capital formation and marketing strategy. Due to Mr. De Puy’s strong background in management and entrepreneurial ventures, we are excited to add his talents to our Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFAN FINANCIAL, INC. Date: April 10, 2015 By: /s/ J. Christopher Mizer J. Christopher Mizer President & CEO

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